Exhibit 21

SUBSIDIARIES OF TERMINIX GLOBAL HOLDINGS, INC.

As of December 31, 2020,  Terminix had the following material subsidiaries:

Subsidiary	State or Country of Incorporation or Organization
CDRSVM Holding, LLC.	Delaware
CDRSVM Investment Holding, LLC.	Delaware
Compania de Servicios e Inversiones SVM Honduras, S. de R.L.	Honduras
Compania de Servicios SVM Olympus, S. de R.L.	Honduras
Compania de Servicios SVM Progressive, S. de R.L.	Honduras
Compania de Servicios SVM Technicians, S. de R.L.	Honduras
Compania de Servicios SVM Vanguard, S. de R.L.	Honduras
Control Vifer, S.A. de C.V	Mexico
Copesan Services, Inc.	Wisconsin
Copesan Canada Services, Inc.	Canada
Gregory Pest Control, LLC	South Carolina
Nomor Holding AB	Sweden
Nomor AB	Sweden
Pelias Norsk Skadedyrkontroll AS	Norway
Pest Pulse Limited	Ireland
Pest Pulse UK Limited	United Kingdom
Personal Profesional de Pesticidas, S.A. de C.V.	Mexico
Ramac (US) LLC	Delaware
ServiceMaster Acceptance Corporation	Delaware
ServiceMaster Gift L.L.C.	Florida
ServiceMaster International Holdings, Inc	Delaware
ServiceMaster Management Corporation	Delaware
ServiceMaster Receivables Company LLC	Delaware
ServiceMaster We Serve Fund Inc.	Delaware
Servicos Depec, S.L.	Spain
Servicios de Plagas Terminix, S.A. de C.V.	Mexico
Shanghai Terminix Management Company Ltd	China
Steward Insurance Company	Tennessee
SVM Finance Luxembourg 1 s.a.r.l.	Luxembourg
SVM Finance Luxembourg 2 s.a.r.l.	Luxembourg
SVM Honduran Service and Investments Company, LLC	Delaware
SVM Nomor AB	Sweden
SVM Olympus Service Company, LLC	Delaware
SVM Progressive Service Company, LLC	Delaware
SVM Services Canada, Ltd.	Canada
SVM Services (Singapore) Pte. Ltd.	Singapore
SVM Technicians Service Company, LLC	Delaware
SVM Vanguard Service Company, LLC	Delaware
Terminix BSC, LLC	Delaware
Terminix Consumer Services, LLC	Delaware
Terminix International, S.A. de C.V.	Mexico
Terminix International USVI, LLC	Virgin Islands
Terminix UK Limited	United Kingdom
The ServiceMaster Acceptance Company Limited Partnership	Delaware
The ServiceMaster Foundation	Illinois
The Terminix Company, LLC	Delaware
The Terminix International Company Limited Partnership	Delaware
TMX Holdco, Inc.	Delaware
W.B. McCloud & Company, Inc.	Delaware